Exhibit 99.1

FTS International announces Fourth QUARTER AND Full-YEAR 2019 Financial and Operational Results

February 12, 2020

FORT WORTH, TEXAS -- (BUSINESS WIRE) -- FTS International, Inc. (NYSE: FTSI) (the “Company” or “FTSI”) today reported its financial and operational results for the fourth quarter and full year 2019.

Michael Doss, FTSI’s Chief Executive Officer, commented “I am immensely proud of our team’s efforts in the fourth quarter. We were able to take costs out quicker and reach a new level of efficiency, despite the slowdown we experienced from many of our customers. We continue to achieve industry-leading performance for our customers, which simply wouldn’t be possible without our crews’ complete dedication to service quality, our outstanding maintenance team, and our well-maintained fleet.”

Fourth Quarter 2019 Compared to the Third Quarter 2019

•	Revenue was $142.3 million, down from $186.0 million
•	Net loss was $13.0 million, down from loss of $10.8 million
•	Earnings per share of $(0.12), down from $(0.10)
•	Adjusted EBITDA was $22.7 million, up from $20.6 million
•	Adjusted EBITDA per average active fleet was $5.5 million on an annualized basis, up from $4.2 million
•	Ahead of schedule on achieving annualized cost savings target of $40 million

Full Year 2019

•	Revenue was $776.6 million and net loss was $72.9 million or $(0.67) per share
•	Adjusted EBITDA was $124.6 million or $6.5 million per average active fleet
•	Net cash provided by operating activities of $123.9 million less capital expenditures of $54.4 million resulted in free cash flow of $69.5 million
•	Free cash flow, including asset disposal and joint venture sale proceeds of $34.0 million, was $103.5 million

Operational Update

Average active fleets during the fourth quarter 2019 was 16.5, down from 19.8 in the third quarter 2019. The Company exited the fourth quarter 2019 with 16 active fleets and has 17 fleets active today.

FTSI completed 6,346 stages during the fourth quarter 2019, or 385 stages per active fleet. This compares to 7,050 stages in the third quarter 2019, or 356 stages per active fleet.

Michael Doss further commented, “The increase in stages per fleet was accomplished despite more white space in the calendar than usual. Our crews relentlessly push for new records every day, and in the fourth quarter they gave us the highest average pumping hours per day and stages per fleet in our company’s history. Nonetheless, I expect to see further increases in efficiencies in 2020 as the amount of white space is reduced to a more normalized level.”

Liquidity and Capital Resources

Capital expenditures were $14.9 million in the fourth quarter and $54.4 million in 2019.

At December 31, 2019, FTSI had $456.9 million of long-term debt and $223.0 million of cash. Net debt, which excludes unamortized discount and debt issuance costs, was $236.9 million at December 31, 2019. Additionally, at year end, total liquidity was $278.9 million, including $55.9 million of availability under the Company’s revolving credit facility. During the fourth quarter 2019, the Company had no borrowings outstanding under its revolving credit facility.

Conference Call & Webcast

FTS International will hold a conference call that will also be webcast on its website on Thursday, February 13, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the results. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, who will then be joined by Buddy Petersen, Chief Operating Officer and Lance Turner, Chief Financial Officer, for Q&A.

Please see below for instructions on how to access the conference call and webcast. If you intend to ask a question in the Q&A portion of the call, please join by phone.

By Phone:           Dial (212) 231-2919 at least 10 minutes before the call. A replay will be available through March 5 by dialing (402) 977-9140 and using the conference ID 21952053#.

By Webcast:       Connect to the webcast via the Events page of FTSI’s website at www.FTSI.com/investor-relations/events. Please join the webcast at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is one of the largest independent hydraulic fracturing service companies and one of the only vertically integrated service providers of its kind in North America.

To learn more, visit www.FTSI.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that FTSI defines as earnings before interest; income taxes; and depreciation and amortization, as well as, the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs, asset and goodwill impairments; gain on insurance recoveries; acquisition earn-out adjustments; stock-based compensation; supply commitment charges; gain on sale of equity interest in joint venture affiliate; and acquisition or disposition transaction costs. The most comparable financial measure to Adjusted EBITDA under GAAP is net income or loss. The Company also uses Adjusted EBITDA per average active fleet on an annualized basis, which is a non-GAAP measure and is defined as Adjusted EBITDA divided by the average active fleets per quarter then multiplying the result by four. Adjusted EBITDA and Adjusted EBITDA per average active fleet on an annualized basis are used by management to evaluate the operating performance of the business for comparable periods and Adjusted EBITDA is a metric used for management incentive compensation. Adjusted EBITDA and Adjusted EBITDA per average active fleet on an annualized basis should not be used by investors or others as the sole basis for formulating investment decisions, as they exclude a number of important items. The Company believes Adjusted EBITDA and Adjusted EBITDA per average active fleet on an annualized basis are important indicators of operating performance because they exclude the effects of the Company’s capital structure and certain non-cash items from the Company’s operating results. Adjusted EBITDA is also commonly used by investors in the oilfield services industry to measure a company's operating performance, although FTSI’s definition of Adjusted EBITDA may differ from other industry peer companies.

Free cash flow is a non-GAAP financial measure that FTSI defines as cash flow from operations less capital expenditures, and free cash flow, including asset disposal and joint venture sale proceeds, is a non-GAAP financial measure that FTSI defines as cash flow from operations less capital expenditures plus proceeds from disposal of assets plus proceeds from sale of equity interest in joint venture affiliate. The most comparable financial measure to free cash flow and free cash flow, including asset disposal and joint venture sale proceeds, is net cash provided by (used in) operating activities. Free cash flow and free cash flow, including asset disposal and joint venture sale proceeds, are used by management to evaluate our ongoing business operations. Free cash flow and free cash flow, including asset disposal and joint venture sale proceeds, should not be used by investors or others as the sole basis for formulating investment decisions, as it excludes important items. These calculations are commonly used as a basis for investors to evaluate and compare the operating performance and value of companies within our industry, although FTSI’s definition of free cash flow and free cash flow, including asset disposal and joint venture sale proceeds, may differ from other industry peer companies.

Net debt is a non-GAAP financial measure that FTSI defines as total long-term debt plus unamortized discount and debt issuance costs less cash and cash equivalents. The most comparable financial measure to net debt under GAAP is long-term debt. Net debt is used by management as a measure of our financial leverage and helps our investors better understand our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding increases in efficiencies in 2020, expected timing of achieving annualized cost savings target, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on FTSI’s current expectations and assumptions regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the operations of FTSI; results of litigation, settlements and investigations; the final terms of new and renegotiated supply and customer contracts; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTSI's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents. Any forward-looking statement made in this press release speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC. The risk factors and other factors noted in FTSI’s filings with the SEC could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(In millions, except per share amounts)	2019	2019	2018	2019	2018
Revenue
Revenue	$142.3	$186.0	$248.1	$775.7	$1,450.4
Revenue from related parties	-	-	-	0.9	92.9
Total revenue	142.3	186.0	248.1	776.6	1,543.3

Operating expenses
Costs of revenue, excluding depreciation and amortization	102.7	147.2	169.4	578.9	1,033.2
Selling, general and administrative	22.7	21.1	21.6	89.1	87.9
Depreciation and amortization	22.1	22.7	22.3	90.0	84.7
Impairments and other charges	0.9	5.1	3.2	69.6	19.2
Gain on disposal of assets, net	(0.4)	(0.1)	(0.3)	(1.4)	(0.1)
Total operating expenses	148.0	196.0	216.2	826.2	1,224.9

Operating (loss) income	(5.7)	(10.0)	31.9	(49.6)	318.4

Interest expense, net	(7.2)	(7.6)	(9.4)	(30.7)	(49.3)
Gain (loss) on extinguishment of debt, net	-	0.8	0.9	1.2	(9.8)
Gain on sale of equity interest in joint venture affiliate	-	7.0	-	7.0	-
Equity in net income of joint venture affiliate	-	-	3.0	0.6	1.1

(Loss) income before income taxes	(12.9)	(9.8)	26.4	(71.5)	260.4
Income tax expense (benefit)	0.1	1.0	(0.1)	1.4	2.0

Net (loss) income	$(13.0)	$(10.8)	$26.5	$(72.9)	$258.4

Net (loss) income attributable to common stockholders	$(13.0)	$(10.8)	$26.5	$(72.9)	$681.6

Basic and diluted earnings per share attributable to common stockholders	$(0.12)	$(0.10)	$0.24	$(0.67)	$6.54

Shares used in computing basic and diluted earnings per share	107.3	108.6	109.4	108.8	104.2

Consolidated Balance Sheets (unaudited)

	Dec. 31,	Sep. 30,	Dec. 31,
(In millions)	2019	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$223.0	$204.2	$177.8
Accounts receivable, net	77.0	119.5	158.3
Inventories	45.5	48.3	66.6
Prepaid expenses and other current assets	7.0	11.9	7.0
Total current assets	352.5	383.9	409.7

Property, plant, and equipment, net	227.0	237.7	275.3
Operating lease right-of-use assets	26.3	30.2	-
Intangible assets, net	29.5	29.5	29.5
Investment in joint venture affiliate	-	-	23.2
Other assets	4.0	4.2	6.0
Total assets	$639.3	$685.5	$743.7

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$36.4	$57.6	$86.8
Accrued expenses	22.9	34.8	29.3
Current portion of operating lease liabilities	14.3	15.0	-
Other current liabilities	11.6	12.0	16.3
Total current liabilities	85.2	119.4	132.4

Long-term debt	456.9	456.6	503.2
Operating lease liabilities	13.9	17.2	-
Other liabilities	45.6	45.8	1.2
Total liabilities	601.6	639.0	636.8

Equity
Common stock	36.4	36.4	36.4
Additional paid-in capital	4,382.0	4,377.8	4,378.4
Accumulated deficit	(4,380.7)	(4,367.7)	(4,307.9)
Total equity	37.7	46.5	106.9
Total liabilities and equity	$639.3	$685.5	$743.7

Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(In millions)	2019	2019	2018	2019	2018
Cash flows from operating activities
Net (loss) income	$(13.0)	$(10.8)	$26.5	$(72.9)	$258.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22.1	22.7	22.3	90.0	84.7
Stock-based compensation	5.8	2.9	7.0	15.4	15.2
Amortization of debt discounts and issuance costs	0.4	0.5	0.5	1.8	2.5
Impairment of assets	-	4.2	-	9.7	-
Gain on disposal of assets, net	(0.4)	(0.1)	(0.3)	(1.4)	(0.1)
(Gain) loss on extinguishment of debt, net	-	(0.8)	(0.9)	(1.2)	9.8
Gain on sale of equity interest in joint venture affiliate	-	(7.0)	-	(7.0)	-
Inventory write-down	-	-	-	1.4	-
Non-cash provision for supply commitment charges	0.9	0.9	3.2	58.5	19.2
Cash paid to settle supply commitment charges	(1.5)	(0.2)	(3.2)	(17.6)	(5.3)
Other non-cash items	3.1	1.6	(3.4)	4.7	(1.6)
Changes in operating assets and liabilities:
Accounts receivable	40.3	21.9	56.7	79.0	72.7
Accounts receivable from related parties	-	-	7.4	-	3.0
Inventories	2.2	11.2	0.7	19.0	(22.6)
Prepaid expenses and other assets	5.4	1.7	1.7	(1.5)	2.8
Accounts payable	(18.8)	(16.2)	(16.4)	(47.3)	(41.6)
Accrued expenses and other liabilities	(12.5)	10.1	(19.6)	(6.7)	(12.3)
Net cash provided by operating activities	34.0	42.6	82.2	123.9	384.8

Cash flows from investing activities
Capital expenditures	(14.9)	(13.0)	(15.6)	(54.4)	(100.5)
Proceeds from disposal of assets	1.4	0.6	0.9	3.3	1.9
Proceeds from sale of equity interest in joint venture affiliate	-	30.7	-	30.7	-
Net cash (used in) provided by investing activities	(13.5)	18.3	(14.7)	(20.4)	(98.6)

Cash flows from financing activities
Repayments of long-term debt	-	(15.1)	(55.8)	(46.4)	(625.1)
Repurchases of common stock	(1.6)	(3.7)	-	(9.9)	-
Taxes paid related to net share settlement of equity awards	(0.1)	-	(1.1)	(2.0)	(1.1)
Net proceeds from issuance of common stock	-	-	-	-	303.0
Payments of revolving credit facility issuance costs	-	-	-	-	(2.4)
Net cash used in financing activities	(1.7)	(18.8)	(56.9)	(58.3)	(325.6)

Net increase (decrease) in cash and cash equivalents	18.8	42.1	10.6	45.2	(39.4)
Cash, cash equivalents, and restricted cash at beginning of period	204.2	162.1	167.2	177.8	217.2
Cash and cash equivalents at end of period	$223.0	$204.2	$177.8	$223.0	$177.8

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(In millions, except average active fleets)	2019	2019	2018	2019	2018
Net (loss) income	$(13.0)	$(10.8)	$26.5	$(72.9)	$258.4
Interest expense, net	7.2	7.6	9.4	30.7	49.3
Income tax expense (benefit)	0.1	1.0	(0.1)	1.4	2.0
Depreciation and amortization	22.1	22.7	22.3	90.0	84.7
Gain on disposal of assets, net	(0.4)	(0.1)	(0.3)	(1.4)	(0.1)
(Gain) loss on extinguishment of debt, net	-	(0.8)	(0.9)	(1.2)	9.8
Stock-based compensation	5.8	2.9	7.0	15.4	15.2
Non-cash provision for supply commitment charges	0.9	0.9	3.2	58.5	19.2
Impairment of assets	-	4.2	-	9.7	-
Gain on sale of equity interest in joint venture affiliate	-	(7.0)	-	(7.0)	-
Inventory write-down	-	-	-	1.4	-
Adjusted EBITDA	22.7	20.6	67.1	124.6	438.5

Average active fleets	16.5	19.8	19.3	19.3	24.2
Annualized adjusted EBITDA per average active fleet	$5.5	$4.2	$13.9	$6.5	$18.1

Reconciliation of Free cash Flow and Free Cash Flow, Including Asset Disposal and Joint Venture Sale Proceeds

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(In millions)	2019	2019	2018	2019	2018
Net cash provided by operating activities	$34.0	$42.6	$82.2	$123.9	$384.8
Capital expenditures	(14.9)	(13.0)	(15.6)	(54.4)	(100.5)
Free cash flow	$19.1	$29.6	$66.6	$69.5	$284.3
Plus: Proceeds from disposal of assets	1.4	0.6	0.9	3.3	1.9
Plus: Proceeds from sale of equity interest in joint venture affiliate	-	30.7	-	30.7	-
Free cash flow, including asset disposal and joint venture sale proceeds	$20.5	$60.9	$67.5	$103.5	$286.2

Reconciliation of Long-term Debt to Net Debt

	Dec. 31,	Sep. 30,	Dec. 31,
(In millions)	2019	2019	2018
Term loan due April 2021	$90.0	$90.0	$121.0
Senior notes due May 2022	369.9	369.9	386.9
Less unamortized discount and debt issuance costs	(3.0)	(3.3)	(4.7)
Total long-term debt	456.9	456.6	503.2

Add unamortized discount and debt issuance costs	3.0	3.3	4.7
Total principal amount of debt	459.9	459.9	507.9

Less cash and cash equivalents	(223.0)	(204.2)	(177.8)
Net debt	$236.9	$255.7	$330.1